Exhibit 1.1

Execution Version

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

8,000,000 SHARES

REPRESENTING LIMITED LIABILITY COMPANY INTERESTS

UNDERWRITING AGREEMENT

September 9, 2013

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Enbridge Energy Management, L.L.C., a Delaware limited liability company (the “Company”), proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 8,000,000 shares representing limited liability company interests in the Company (the “Firm Shares”), which shares include a purchase obligation of Enbridge Inc. (“Enbridge”) to purchase, under certain circumstances, the shares (as such purchase obligation is set forth in those certain Purchase Provisions attached as Annex A to the Company’s Amended and Restated Limited Liability Company Agreement, the “Purchase Obligation”). The Company also proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the several Underwriters up to an additional 1,000,000 shares representing limited liability company interests in the Company, which shares include the benefit of the Purchase Obligation (such shares the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Offered Shares,” and the Offered Shares and each Class A Common Unit, Class B Common Unit, Series 1 Preferred Unit, and i-unit representing limited partner interests in Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) outstanding on the date hereof are hereinafter sometimes collectively referred to as the “Securities.” The Company’s shares representing limited liability company interests are hereinafter sometimes referred to as the “Shares.”

The Company, the Partnership (collectively, the “Enbridge Entities”) and Enbridge wish to confirm as follows their agreement with the Underwriters in connection with their several purchases of the Offered Shares. The Company, the Partnership, Enbridge Energy, Limited Partnership, a Delaware limited partnership and a subsidiary of the Partnership (the “Operating Partnership”) and Enbridge Energy Company, Inc., a Delaware corporation (the “General Partner”), are sometimes collectively referred to herein as the “Companies.”

1. Registration Statement and Prospectus. There has been prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), (i) by the Company and the Partnership a registration statement (as defined in Rule 405 under the Act) on Form S-3 (Registration Nos. 333-184298, 333-184298-01), and an amendment thereto (as amended, the “EEQ/EEP Registration Statement”), and (ii) by Enbridge, a registration statement on Form F-3 (Registration No. 333-185591), and amendments thereto (the “Enbridge Registration Statement”) under the Act, which registration statements collectively register the Offered Shares, including the Purchase Obligation, and the deemed offering of the corresponding i-units of the Partnership. The EEQ/EEP Registration Statement became effective upon filing under the Act. The Enbridge Registration Statement became effective on February 13, 2013. As used in this Agreement, “Applicable Time” means 4:12 p.m. (New York City time) on the date of this Agreement; “Effective Date” means any date as of which any part of the EEQ/EEP Registration Statement or the Enbridge Registration Statement, as applicable, relating to the offering of the Offered Shares, including the Purchase Obligation, and the corresponding i-units became, or is deemed to have become, effective under the Act in accordance with the rules and regulations thereunder; “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of the Enbridge Entities or Enbridge or used or referred to by the Enbridge Entities or Enbridge in connection with the offering of the Offered Shares, including the Purchase Obligation, and the corresponding i-units; “Preliminary Prospectus” means, as of the Applicable Time, the base prospectus comprising a part of the Registration Statement and the preliminary prospectus supplement to the base prospectus, subject to completion, relating to the offering of the Offered Shares and the corresponding i-units; “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus together with each Issuer Free Writing Prospectus filed with the Commission by the Enbridge Entities or by Enbridge on or before the Applicable Time and the number of Firm Shares and the corresponding i-units and other information set forth on Schedule II hereto; “Registration Statement” means, collectively, the various parts of the EEQ/EEP Registration Statement and the Enbridge Registration Statement, each as amended as of the Effective Date for such part, including the Pricing Disclosure Package and the Final Prospectus and all exhibits to such registration statements; and the “Final Prospectus” means the final prospectus supplement relating to the Offered Shares, including the Purchase Obligation and the corresponding i-units, including the accompanying base prospectus, as filed with the Commission pursuant to Rule 424(b) under the Act.

Reference made herein to the Pricing Disclosure Package or to the Final Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 or Item 6 of Form F-3 under the Act, as of the date of the Pricing Disclosure Package or the Final Prospectus, as the case may be, and any reference to any amendment or supplement to the Pricing Disclosure Package or the Final Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), after the date of the Pricing Disclosure Package or the Final Prospectus, as the case may be, and incorporated by reference in, or otherwise deemed by the rules and regulations under the Act to be a part of and included in, the Pricing Disclosure Package or the Final Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of either of the Enbridge Entities or of Enbridge filed with the

Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in, or otherwise deemed by the rules and regulations under the Act to be a part of and included in, the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or any amendment or supplement thereto.

2. Agreements to Sell and Purchase. The Company hereby agrees, upon the terms and subject to all the conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Enbridge Entities and Enbridge herein contained and upon the terms and subject to all the conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $28.02 per Share (the “Purchase Price Per Share”), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 11 hereof).

The Company also hereby agrees, upon the terms and subject to all the conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Enbridge Entities and Enbridge herein contained and upon the terms and subject to all the conditions set forth herein, the Underwriters shall have the right to purchase from the Company at the Purchase Price Per Share, pursuant to an option (the “option”) that may be exercised at any time and from time to time prior to 9:00 p.m., New York City time, on the 30th day after the date of the Final Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange (“NYSE”) is open for trading), up to an aggregate of 1,000,000 Additional Shares. Upon any exercise of the option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional Shares) that bears the same proportion to the aggregate number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Shares.

3. Terms of Public Offering. The Company has been advised by you that the Underwriters have commenced a public offering of the Offered Shares on the date of this Agreement and initially will make sales of their respective portion of the Offered Shares on the terms set forth in the Pricing Disclosure Package.

4. Delivery of the Offered Shares and Payment Therefor. (a) The Offered Shares to be purchased hereunder will be represented by one or more definitive global certificates in book-entry form that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.

(b) Delivery to the Underwriters of the Firm Shares, against payment of the purchase price therefor in immediately available funds to a bank account designated by the Company, shall be made by causing DTC to credit the Firm Shares to the account or accounts designated by Credit Suisse Securities (USA) LLC on behalf of the Underwriters at DTC. The time and date of such delivery shall be 10:00 a.m., New York City time, on September 13, 2013

(the “Closing Date”). The other documents to be delivered at the Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002. The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

(c) Delivery to the Underwriters of the Additional Shares to be purchased by the Underwriters, against payment of the purchase price therefor in immediately available funds, shall be made by causing DTC to credit the Additional Shares to the account or accounts designated by Citigroup Global Markets Inc. on behalf of the Underwriters at DTC at such time on such date (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Shares. The other documents to be delivered at the Option Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement between you and the Company.

(d) The global certificates representing the Offered Shares to be delivered to the Underwriters shall be made available to you at the office of DTC or its custodian for inspection not later than 5:00 p.m., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

(e) It is understood that each Underwriter has authorized Citigroup Global Markets Inc. for its own account, to accept delivery of, receipt for, and make payment for the purchase price of the Offered Shares that it has agreed to purchase.

5. Covenants

A. Agreements of the Enbridge Entities. Each of the Enbridge Entities and, except with respect to paragraphs (g), (h), (i), (j) and (p) of this Section 5A, Enbridge, agrees with the several Underwriters as follows:

(a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement, a post-effective amendment thereto or a new registration statement relating to the Offered Shares, including the Purchase Obligation, or the corresponding i-units to be declared effective before the offering of the Offered Shares may commence, the Enbridge Entities and Enbridge will endeavor to cause the Registration Statement, such post-effective amendment or such new registration statement to become effective as soon as possible and will advise you and counsel for the Underwriters promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement, such post-effective amendment or such new registration statement has become effective.

(b) Following the execution and delivery of this Agreement and thereafter from time to time during such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer (the “Prospectus Delivery Period”), each of the Enbridge Entities and Enbridge will advise you and counsel for the Underwriters promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or of any examination by the Commission pursuant to Section 8(e) of the Act concerning the Registration Statement of which either of the Enbridge Entities or Enbridge is aware or of the suspension of qualification of the Offered Shares, the Purchase Obligation, the corresponding i-units or the Partnership’s Class A Common Units for offering and sale in any jurisdiction or the initiation of any proceeding for such purpose; (iii) if either of the Enbridge Entities or Enbridge receives notice that it has become the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares; and (iv) of any change in the financial position, business, prospects, or results of operations of any of the Companies or of Enbridge, or of the happening of any event, that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein (in the case of the Pricing Disclosure Package and the Final Prospectus, in the light of the circumstances under which they were made), not misleading, or of the necessity to amend or supplement the Registration Statement, the Pricing Disclosure Package or the Final Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time within the Prospectus Delivery Period, the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, each of the Enbridge Entities and/or Enbridge, as applicable, will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c) Each of the Enbridge Entities and Enbridge will furnish to you, at your request and without charge, (i) one conformed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, (iv) such number of copies of the exhibits to the Incorporated Documents and the Pricing Disclosure Package as you may request, and (v) such number of copies of the Preliminary Prospectus, the Final Prospectus, any amended or supplemented Final Prospectus and each Issuer Free Writing Prospectus as you may request.

(d) During the Prospectus Delivery Period, neither of the Enbridge Entities nor Enbridge will file any amendment to the Registration Statement or make any amendment or supplement to the Final Prospectus or file any document that, upon filing becomes an Incorporated Document, of which you and counsel for the Underwriters shall not previously have been advised or to which, after you and counsel for the Underwriters shall have received a copy of the document proposed to be filed, you shall reasonably object; provided that your consent shall not be unreasonably withheld or delayed.

(e) Neither of the Enbridge Entities nor Enbridge will make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (collectively, the “Representatives”). Each of the Enbridge Entities and Enbridge will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof through the completion of the offering of the Offered Shares any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon your request, to file such documents and to prepare and furnish without charge to the Underwriters as many copies as you may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus, that will correct such conflict, statement or omission or effect such compliance.

(f) Each of the Enbridge Entities and Enbridge will cause the Final Prospectus to be filed pursuant to, and in compliance with, Rule 424(b). The Enbridge Entities will pay to the Commission the registration fee associated with the offering of the Offered Shares and the corresponding i-units within the time period required by Rule 456(b)(i) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act. As soon as practical following the execution and delivery of this Agreement and until the end of the Prospectus Delivery Period, the Enbridge Entities will expeditiously deliver to the Underwriters and each dealer, without charge, as many copies of the Final Prospectus (and of any amendment or supplement thereto) as you may reasonably request. Each of the Enbridge Entities and Enbridge consent to the use of the Final Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Offered Shares are offered by the Underwriters and by all dealers to whom Offered Shares may be sold, both in connection with the offering and sale of the Offered Shares and for such period of time thereafter as the Final Prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer. If during such period of time any event shall occur that in the judgment of the Enbridge Entities or Enbridge or in the opinion of counsel for the Underwriters is required to be set forth in the Final Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Final Prospectus (or to file under the Exchange Act any document that, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Enbridge Entities or Enbridge, as applicable, will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Enbridge Entities, Enbridge and the Underwriters agree that the Final Prospectus should be amended or supplemented, the Enbridge Entities or Enbridge, as applicable, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

(g) Each of the Enbridge Entities will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Offered Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall either of the Enbridge Entities be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering and sale of the Offered Shares, in any jurisdiction where it is not now so subject.

(h) The Enbridge Entities will make generally available to security holders of the Company a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 10 hereof or pursuant to clause (ii), (iii), (iv) or (v) of Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of either of the Enbridge Entities or Enbridge to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(j) The Enbridge Entities will apply the net proceeds from the sale of the Offered Shares substantially in accordance with the description set forth in the Final Prospectus, and the Partnership shall duly authorize and issue i-units to the Company as contemplated in the Final Prospectus.

(k) Except as provided in this Agreement, none of the Companies nor Enbridge will offer, sell, contract to sell or otherwise dispose of or hedge any Securities or any securities of the Company or of the Partnership substantially similar to, convertible into or exercisable or exchangeable for Securities, or grant any options or warrants to purchase any Securities or any such securities, for a period of 45 days after the date of the Final Prospectus, without the prior written consent of the Representatives; provided, however, the foregoing restriction shall not apply to (i) an automatic increase in the number of i-units outstanding and owned by the Company, (ii) the distribution of additional shares representing limited liability company interests in the Company to the owners of Company shares, upon the occurrence of a regular quarterly cash distribution by the Partnership on its Class A Common Units and Class B Common Units, or (iii) for the avoidance of doubt, the proposed initial public offering of the common units of Midcoast Energy Partners, L.P.

(l) Except as stated in this Agreement and in the Final Prospectus, none of the Companies nor Enbridge has taken, nor will any of the Companies take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of either of the Enbridge Entities to facilitate the sale or resale of the Offered Shares.

(m) Each of the Enbridge Entities and Enbridge, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(n) Each of the Enbridge Entities and Enbridge hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Offered Shares. Each of the Enbridge Entities and Enbridge further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to any of the Companies or Enbridge, their management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Offered Shares, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to any of the Companies or Enbridge, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Enbridge Entities and Enbridge hereby confirms its understanding and agreement to that effect. The Enbridge Entities, Enbridge and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to any of the Companies or Enbridge regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Offered Shares, do not constitute advice or recommendations to any of the Companies or Enbridge. Each of the Enbridge Entities and Enbridge hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to any of the Companies or Enbridge in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

(o) Each of the Enbridge Entities and Enbridge hereby acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Enbridge Entities, Enbridge and/or the offering of the Offered Shares that differ from the views of its investment bankers. Each of the Enbridge Entities and Enbridge acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of one or more of the Companies or Enbridge that may be the subject of the transactions contemplated by this Agreement.

(p) The Company will use its best efforts to have the Offered Shares listed, subject to official notice of issuance, on the NYSE on or before the Closing Date.

(q) Upon completion of the offering of the Offered Shares and the issuance of the corresponding i-units by the Partnership, the General Partner shall make the additional capital contributions to the Partnership as required by Section 4.4(c) of the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 8, 2013, as amended to date.

B. Agreement of the Underwriters. Each Underwriter, severally and not jointly agrees that, without the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act that is required to be filed with the Commission.

6. Representations and Warranties of the Enbridge Entities. A. Each of the Enbridge Entities, jointly and severally, represents and warrants (provided that no representation and/or warranty is hereby being made as to Enbridge, the Purchase Obligation or any of the Enbridge Information (as hereinafter defined)) to each Underwriter that:

(a) The Registration Statement conformed and will conform in all material respects on the most recent Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act. The Pricing Disclosure Package conformed, and the Final Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Closing Date to the requirements of the Act. The Registration Statement did not, as of the most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such document that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith; provided that no representation or warranty is made as to information contained in or omitted from such document in reliance upon and in conformity with written information furnished to the Enbridge Entities through the Underwriters specifically for inclusion therein, which information is specified in Section 13 hereof. The Final Prospectus will not, as of its date and on the applicable Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Enbridge Entities through the Underwriters specifically for inclusion therein, which information is specified in Section 13 hereof.

(b) The Incorporated Documents (other than those filed by Enbridge) heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; any further Incorporated Documents (other than those filed by Enbridge) so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no Incorporated Document (other than those filed by Enbridge) when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will include an untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Enbridge Entities through the Underwriters specifically for inclusion therein, which information is specified in Section 13 hereof.

(d) Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus, as of its date and at all subsequent times through the completion of the offering of the Offered Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus.

(e) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. Neither of the Enbridge Entities has made any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Enbridge Entities have retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.

(f) Each of the Enbridge Entities has been at all times since the initial filing of the EEQ/EEP Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use an “automatic shelf registration statement” (as defined in Rule 405 under the Act) for the registration of the Offered Shares, and has not been an “ineligible issuer” (as defined in Rule 405 under the Act) with respect to firm commitment underwritings at any time since such date. Neither of the Enbridge Entities has received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the form of automatic shelf registration statement (as defined in Rule 405 under the Act). To the knowledge of the Enbridge Entities, the EEQ/EEP Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and neither of the Enbridge Entities is the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Shares.

(g) The capitalization of the Company as at June 30, 2013 was as set forth in the Preliminary Prospectus under the heading “Capitalization”.

(h) The outstanding i-units in the Partnership have been duly and validly authorized and issued and are fully paid and non-assessable (except as non-assessability may be affected by the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”)) and free of any preemptive or similar rights (except for any required Capital Contributions to the Partnership to be made by the General Partner pursuant to Section 4.4(c) of the Partnership Agreement), and are owned by the Company free and clear of liens, encumbrances, security interests, charges or claims.

(i) The Shares of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, except as such non-assessability may be affected by the Delaware Limited Liability Company Act (the “Delaware LLC Act”). The Offered Shares and the limited liability company interests represented thereby and the corresponding i-units have been duly and validly authorized and, when issued, delivered and paid for in accordance with Section 4 hereof (or in the case of the i-units, as set forth in the Final Prospectus), will be validly issued, fully paid and nonassessable except as non-assessability may be affected by the Delaware LLC Act or the Delaware Act, free of any preemptive or similar rights, and the Underwriters will acquire such Offered Shares free and clear of any liens, encumbrances, security interests, charges or claims.

(j) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with partnership power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Registration Statement. The Partnership, directly or indirectly, owns the percentage of the equity interests of each of the subsidiaries listed on Schedule IIIA hereto (the “Operating Subsidiaries”), free and clear of any lien, encumbrance, security interest, equity, charge or claim (“Lien”) except for such Liens as are not, individually or in the aggregate, material to such ownership interest or as described in the Pricing Disclosure Package and the Registration Statement. Each of the Operating Subsidiaries has been duly incorporated, formed or organized, as the case may be, and is validly existing as a corporation, general partnership, limited liability company or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation, formation or organization as set forth on Schedule IIIA, with full corporate, limited liability company or partnership, as the case may be, power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Registration Statement. The common stock, limited liability company interests and partnership interests, as the case may be, of the Operating Subsidiaries have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware LLC Act or the Delaware Act, as the case may be) nonassessable. Except as described in the Registration Statement and the Pricing Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Operating Subsidiaries are outstanding. The Operating Subsidiaries that are material to the Partnership, including, without limitation, each Operating Subsidiary that meets any of the following conditions (collectively, the “Material Subsidiaries”) are listed on Schedule IIIB hereto: (i) the Partnership’s and its other subsidiaries’ investments in and advances to such subsidiary exceed 10 percent of the Partnership’s consolidated assets as of December 31, 2012; (ii) the Partnership’s and its other subsidiaries’ proportionate share of the consolidated assets (after intercompany eliminations) of such subsidiary exceeds 10 percent of the Partnership’s consolidated assets as of December 31, 2012; or (iii) the Partnership’s and its other subsidiaries’ equity in the income from continuing operations before income taxes and extraordinary items of such subsidiary exceeds 10 percent of such income of the Partnership and its subsidiaries, on a consolidated basis, for the year ended December 31, 2012.

(k) The General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease its properties, to conduct its businesses and to act as a general partner of the Partnership, in each case as described in the Pricing Disclosure Package and the Registration Statement. The General Partner owns all of the voting shares of the Company. The voting shares of the Company have been duly and validly authorized and issued and are fully paid and (except as required to the contrary by the Delaware LLC Act or the Delaware Act), nonassessable. The General Partner is the sole general partner of the Partnership, and the General Partner’s ownership of the Partnership is as set forth in the Preliminary Prospectus under the heading “Prospectus Supplement Summary—Organizational Structure.” Except as described in the Pricing Disclosure Package or as set forth in the Partnership Agreement or the Delegation of Control Agreement, dated as of October 17, 2002 and amended by the First Amending Agreement dated as of February 21, 2005, among the General Partner, the Company and the Partnership, as amended to the date of this Agreement, the General Partner has delegated all of its power to manage and control the business and affairs of the Partnership to the Company.

(l) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full limited liability company power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Registration Statement.

(m) PricewaterhouseCoopers LLP, which has certified or shall certify the financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is, in respect of each of the Enbridge Entities, an independent registered public accounting firm as required by the Act; provided that no representation or warranty is hereby made with respect to Enbridge.

(n) The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto), other than the financial statements, schedules and notes of Enbridge incorporated by reference into the Registration Statement and the Pricing Disclosure Package as to which no representation or warranty is hereby made, present fairly the consolidated financial position, results of operations and changes in financial position of the Partnership or the Company, as applicable, on the basis stated in the Registration Statement and the Pricing Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other summary and selected financial and statistical information and financial data included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto), other than any summary and selected financial and statistical information and financial data of Enbridge as to which no representation or warranty is hereby made, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Companies; and any pro forma financial statements or financial data included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, other than any pro forma financial statements or financial data of Enbridge as to which no representation or warranty is hereby made, comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission under such acts, and except to the extent stated in such pro forma financial statements or financial data, have been prepared on a basis consistent with the historical consolidated financial statements of the Partnership or the Company, as applicable, and give effect to the assumptions used in the preparation of such pro forma financial statements and financial data on a reasonable basis and in good faith. There are no financial statements (historical or pro forma), other than financial statements of Enbridge as to which no representation or warranty is hereby made, that are required to be included in the Registration Statement and the Pricing Disclosure Package that are not included as required; and the Companies and the Operating Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Pricing Disclosure Package. All disclosures contained or incorporated by reference in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), other than disclosures of Enbridge as to which no representation or warranty is hereby made, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable. There is, and has been, no failure by any of the Companies, or any of the Companies’ officers and directors, acting in their capacity as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, including the rules and regulations promulgated thereunder (collectively, the “Sarbanes-Oxley Act”). There is, and has been, no material failure by any of the Companies, or any of the Companies’ officers and directors, acting in their capacity as such, to comply with the rules of the NYSE that are effective and applicable to the Companies.

(o) Each of the Enbridge Entities has all of the necessary partnership or limited liability company, as the case may be, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of, and the performance by the Enbridge Entities of their respective obligations under this Agreement have been duly and validly authorized by each of the Enbridge Entities, and this Agreement has been duly executed and delivered by each of the Enbridge Entities.

(p) None of (i) the offer, sale or delivery of the Offered Shares by the Company, (ii) the issuance of the corresponding i-units by the Partnership (iii) the execution, delivery or performance of this Agreement by the Enbridge Entities, (iv) compliance by the Enbridge Entities with the provisions hereof or (v) consummation by the Enbridge Entities of the transactions contemplated hereby results in or constitutes or, at the Closing Date will result in or constitute (A) the imposition of any Lien upon any property or assets of any of the Companies or any of the Operating Subsidiaries, (B) a breach of, or a default under, (1) the organizational documents of either of the Enbridge Entities, or (2) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of the Companies or the Operating Subsidiaries is a party or by which any of them may be bound or to which any of their respective properties is subject, or (C) any violation of (1) any existing law, regulation or ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws), (2) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE) applicable to the offer and sale of the Offered Shares or the issuance of the corresponding i-units, or (3) any judgment, injunction, order or decree to which any of the Companies or the Operating Subsidiaries is a named party, excluding in each case other than clause (B)(1) any breaches, defaults or violations that, individually or in the aggregate, would not (a) have a material adverse effect on the financial position, results of operations, business or prospects of the Company (taken individually) or the Companies and the Operating Subsidiaries (taken as a whole), (b) prevent or materially interfere with consummation of the transactions contemplated hereby or (c) result in the delisting of the Class A Common Units or the Shares from the NYSE (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (a), (b) and (c) being herein referred to as a “Material Adverse Effect”).

(q) Except as disclosed in the Registration Statement and the Pricing Disclosure Package, subsequent to the respective dates as of which such information is given in the Registration Statement and the Pricing Disclosure Package, none of the Companies or the Operating Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the shareholders of the Company or to the Companies and the Operating Subsidiaries (taken as a whole), and, there has not been any change in the capital stock or partner’s capital, or any material increase in the short-term debt or long-term debt of, any of the Companies, or any Material Adverse Effect, or any development that any of the Companies has reasonable cause to believe will involve a prospective Material Adverse Effect.

(r) None of the Companies has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Shares, will distribute any offering material in connection with the offering and sale of the Offered Shares other than the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented.

(s) Except as disclosed in the Registration Statement and the Pricing Disclosure Package (or any amendment of supplement thereto), no more than five percent of the net proceeds from the sale of the Offered Shares are intended to be or will be paid to members of the Financial Industry Regulatory Authority (“FINRA”) or associated or affiliated persons of such members, or members of the immediate family of such members.

(t) The Registration Statement has become effective under the Act. No other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency, body or instrumentality, including (i) any governmental agency, body or instrumentality governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or (ii) any other governmental agency, body or instrumentality having jurisdiction over any of the Companies, as the case may be, or any of their respective properties, is required for the offering and sale of the Offered Shares, the issuance of the corresponding i-units by the Partnership, or the consummation by either of the Enbridge Entities of the transactions contemplated by this Agreement, the Pricing Disclosure Package, the Final Prospectus, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under state securities or Blue Sky laws, (3) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Company, the Partnership and the Operating Subsidiaries (taken as a whole) to conduct their respective businesses substantially in accordance with the past practice of each, or (4) as set forth or contemplated in the Pricing Disclosure Package.

(u) Based upon the advice of counsel, none of the Companies or the Operating Subsidiaries is, or as of the Closing Date, after giving effect to the offering and sale of the Offered Shares, the issuance of the corresponding i-units and the application of the proceeds thereof as described in the Pricing Disclosure Package, will be, an “Investment Company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or required to register as an “Investment Company” under the Investment Company Act.

(v) No holder of any security of the Company or the Partnership and no other person has any right to require registration of any interest or other security of the Company or the Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement, including the offering, issuance and sale of the Offered Shares and the corresponding i-units.

(w) There are no legal or governmental proceedings pending or, to the knowledge of any of the Companies, threatened, against any of the Companies or the Operating Subsidiaries or any of their respective directors or officers, or to which any of the Companies, the Operating Subsidiaries or any of their respective directors or officers, or to which any of the respective properties of any of the Companies or the Operating Subsidiaries is subject, that are required to be described in the Registration Statement or the Pricing Disclosure Package and are not described as required.

(x) The General Partner is qualified to conduct business as a foreign corporation in the States of Illinois, Indiana, Michigan, Minnesota, Mississippi, New York, North Dakota, Texas and Wisconsin, which are the only jurisdictions within the United States in which the General Partner owns or leases property, or conducts business as a foreign corporation so as to require the General Partner to qualify to conduct business as a foreign corporation and in which the failure to so qualify would be likely to have a Material Adverse Effect. The Partnership is qualified to conduct business as a foreign limited partnership in the States of Illinois, North Dakota and Texas, which are the only jurisdictions within the United States in which the Partnership owns or leases property, or conducts business as a foreign limited partnership so as to require the Partnership to qualify to conduct business as a foreign limited partnership and in which the failure to so qualify would be likely to have a Material Adverse Effect. The Company is qualified to conduct business as a foreign limited liability company in each jurisdiction within the United States in which the Company owns or leases property, or conducts business as a foreign corporation so as to require the Company to qualify to conduct business as a foreign limited liability company and in which the failure to so qualify would be likely to have a Material Adverse Effect.

(y) Each of the Companies and the Operating Subsidiaries owns or leases all properties as are necessary to the conduct of their operations as described in the Pricing Disclosure Package, except where the failure to own or lease any of such properties would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Each of the Companies and the Operating Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; none of the Companies and the Operating Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Companies and the Operating Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) None of the Material Subsidiaries is engaged in any unfair labor practice; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of any of the Companies after due inquiry, threatened against any of the

Material Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Companies after due inquiry, threatened against any of the Material Subsidiaries, and (C) no union representation dispute currently existing concerning the employees of any of the Material Subsidiaries, and (ii) to the knowledge of the Companies after due inquiry, (A) no union organizing activities that could have a Material Adverse Effect are currently taking place concerning the employees of any of the Material Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of any of the Material Subsidiaries.

(bb) The Companies and the Operating Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Pricing Disclosure Package, there are no past, present or, to the knowledge of the Companies after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Companies or the Operating Subsidiaries under, or to interfere with or prevent compliance by the Companies or the Operating Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Pricing Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Companies nor any of the Operating Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order, or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). (As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law). In the ordinary course of their business, the Companies and each of the Operating Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(cc) The Offered Shares and the corresponding i-units to be issued by the Partnership, when issued and delivered, in accordance with the terms of the LLC Agreement or the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 8, 2013, as amended to date (the “Partnership Agreement”), as applicable, and this Agreement, against payment therefor as provided herein, conform in all material respects to the descriptions thereof contained or incorporated by reference in the Pricing Disclosure Package and the Final Prospectus.

(dd) The Companies and each of the Operating Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Companies deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Companies and the Operating Subsidiaries and their businesses. All such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

(ee) Neither the Companies nor any of the Operating Subsidiaries has sustained, since the date of the last audited consolidated financial statements of the Partnership and the Company included or incorporated by reference in the Registration Statement or the Pricing Disclosure Package, any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) Any statistical and market-related data included in the Registration Statement and the Pricing Disclosure Package are based on or derived from sources that the Companies believe to be reliable and accurate, and the Companies have obtained the written consent to the use of such data from such sources to the extent required.

(gg) The Companies and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Pricing Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) The Partnership and the Company each has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Companies, including their consolidated subsidiaries, is made known to the principal executive officer and the principal financial officer of the Companies by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established; the independent auditors of the Enbridge Entities and the audit committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls that could adversely affect the Company’s or the Partnership’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s or the Partnership’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company and the Partnership’s independent auditors; other than as described in the Incorporated Documents, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of each of the Enbridge Entities, as applicable, have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct.

(ii) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement or Pricing Disclosure Package has been made with a reasonable basis and in good faith.

(jj) No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends or making any distribution to its immediate parent entity, from making any other distribution on such subsidiary’s capital stock, limited liability company interests or partnership interests, as applicable, from paying the Partnership principal and interest owed on any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership, or any other subsidiary of the Partnership, as applicable. The Partnership is not currently prohibited, directly or indirectly, from making any distribution to the Company in respect of the i-units in the Partnership owned by the Company.

(kk) Each of the Enbridge Entities is in material compliance with the rules of the NYSE, including, without limitation, the requirements for continued listing of the Shares and the Class A Common Units of the Partnership on the NYSE, and neither of the Enbridge Entities has received any notice from the NYSE regarding the delisting of the Shares or the Class A Common Units of the Partnership from the NYSE.

(ll) To the Enbridge Entities’ knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Partnership, the Company or any of their respective officers, directors or 5% or greater security holders, except as disclosed in the Registration Statement and the Pricing Disclosure Package.

(mm) The statements in the Preliminary Prospectus under the heading “Material Tax Consequences” fairly summarize the matters therein described, and the statements set forth in the Preliminary Prospectus under the captions “Description of Our Listed Shares,” and “Description of the I-Units” insofar as they purport to constitute a summary of the terms of the Shares and the corresponding i-units, are accurate and complete in all material respects.

(nn) The composition of the audit committee of the Company’s Board of Directors complies with the applicable requirements of the NYSE and the Commission.

(oo) Based upon advice of counsel, no consent, approval, authorization, order, registration or qualification of or with, any governmental agency or other governmental instrumentality of Canada or any province thereof having jurisdiction over any of the Companies or Enbridge Pipelines Inc. (“EPI”) is required for the offering and sale of the Offered Shares or the issuance of the corresponding i-units as contemplated by the Pricing Disclosure Package.

(pp) There is no litigation or governmental proceeding to which any of the Companies or any of the Operating Subsidiaries is a party or to which any of their properties are subject that is pending or, to the knowledge of the Enbridge Entities’, threatened against any of them that, if adversely determined, would have a Material Adverse Effect.

(qq) The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Final Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto at the time such interactive data was filed with the Commission.

B. Enbridge represents and warrants to, and agrees with, each of the Underwriters that:

(a) The information under the heading “Enbridge Inc.” and “Enforcement of Civil Liabilities” in the base prospectus, the Enbridge Registration Statement, any summary and selected financial and statistical information and financial data of Enbridge contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and any information relating to Enbridge in Part II of the Registration Statement under headings identified as containing information relating to Enbridge and the Incorporated Documents filed by Enbridge (all of such information relating to Enbridge being referred to herein collectively as the “Enbridge Information”) conformed when filed in all material respects with the requirements of the Exchange Act; any further Incorporated Documents filed by Enbridge will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no Incorporated Document filed by Enbridge when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will include an untrue statement of a material fact or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Enbridge and the offering of the Purchase Obligation meet the requirements for using Form F-3 under the Act. Enbridge has not been an “ineligible issuer” (as defined in Rule 405 under the Act) at any time since February 13, 2013. Enbridge has not received from the Commission any notice objecting to the use of the Enbridge Registration Statement.

(c) The Enbridge Information contained or incorporated by reference in the Registration Statement conformed and will conform in all material respects on the most recent Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Act. The Enbridge Information contained or incorporated by reference in the Pricing Disclosure Package conformed, and the Enbridge Information contained or incorporated by reference in the Final Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Closing Date to the requirements of the Act. The Enbridge Information contained or incorporated by reference in the Registration Statement did not, as of the most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the statements made or to be made in such document that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith; provided that no representation or warranty is made as to Enbridge Information contained in or omitted from such document in reliance upon and in conformity with written information furnished to the Enbridge Entities through the Underwriters specifically for inclusion therein, which information is specified in Section 13 hereof. The Enbridge Information contained or incorporated by reference in the Final Prospectus will not, as of its date and on the applicable Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Enbridge Entities through the Underwriters specifically for inclusion therein, which information is specified in Section 13 hereof.

(d) Enbridge has been duly incorporated and is validly existing as a corporation in good standing under the laws of Canada, with full corporate power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Prospectus. Enbridge indirectly wholly owns the General Partner free and clear of any lien, encumbrance, security interest, equity or charge (except for such liens, encumbrances, security interests, equities or charges as are not, individually or in the aggregate, material to such interest ownership or as described in the Pricing Disclosure Package and the Final Prospectus). The shares of stock in the General Partner indirectly owned by Enbridge have been duly and validly authorized and issued and are fully paid and non-assessable. Complete and correct copies of the Certificate of Incorporation of Enbridge, and all amendments thereto, and of the Bylaws of Enbridge, as amended, have been delivered to the Underwriters.

(e) PricewaterhouseCoopers LLP, which has certified or shall certify the financial statements of Enbridge included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, is, in respect of Enbridge, an independent registered public accounting firm as required by the Act.

(f) The historical financial statements of Enbridge, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Enbridge on the basis stated in the Registration Statement and the Pricing Disclosure Package at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and have been prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the other summary and selected financial and statistical information and financial data of Enbridge included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of Enbridge; and any pro forma financial statements or financial data of Enbridge included in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission under such acts, and except to the extent stated in such pro forma financial statements or financial data, have been prepared on a basis consistent with the historical consolidated financial statements of Enbridge, and give effect to the assumptions used in the preparation of such pro forma financial statements and financial data on a reasonable basis and in good faith. There are no financial statements (historical or pro forma) of Enbridge that are required to be included in the Registration Statement and the Pricing Disclosure Package that are not included as required. All disclosures of Enbridge contained or incorporated by reference in the Registration Statement and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(g) Enbridge has all of the necessary corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby. The execution and delivery of, and the performance by Enbridge of its obligations under this Agreement have been duly and validly authorized, and this Agreement has been duly executed and delivered, by Enbridge.

(h) Neither the execution, delivery or performance of this Agreement, compliance by Enbridge with the provisions hereof nor consummation by Enbridge of the transactions contemplated hereby constitutes or, at the Closing will constitute, as the case may be, a breach of, or a default under, (i) the Certificate of Incorporation or the Bylaws of Enbridge or (ii) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which Enbridge is a party or by which it may be bound or to which its properties is subject, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal, provincial and state securities and Blue Sky laws), judgment, injunction, order or decree to which it is a named party, excluding in each case other than clause (h)(i) any breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the financial position or results of operations, business or prospects of Enbridge and its subsidiaries (taken as a whole); and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by Enbridge of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state or provincial securities or Blue Sky laws in connection with the purchase and distribution of the Offered Shares by the Underwriters, or except as would not have a have a material adverse effect on the financial position, results of operations, business or prospects of Enbridge and its subsidiaries (taken as a whole) or prevent or materially interfere with the consummation of the transactions contemplated hereby.

(i) Enbridge has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offered Shares other than the Pricing Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented.

(j) Enbridge is not and, as of the Closing Date, after giving effect to the offering and sale of the Offered Shares, will not be, an “Investment Company” as that term is defined in the Investment Company Act, or required to register as an “Investment Company” under the Investment Company Act.

(k) There are no legal or governmental proceedings pending or, to the knowledge of Enbridge, threatened, against Enbridge or any of its subsidiaries, or to which Enbridge or any of its subsidiaries of any of their respective properties, is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus and are not described as required.

(l) Enbridge is not (i) in violation of its incorporation documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the financial position, results of operations, business or prospects of Enbridge and its subsidiaries (taken as a whole).

(m) The interactive data in eXtensbile Business Reporting Language of Enbridge included or incorporated by reference in the Registration Statement, the Final Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto at the time such interactive data was filed with the Commission.

(n) When the conditions to the Purchase Obligation are satisfied, the Purchase Obligation will be a valid and legally binding obligation of Enbridge, enforceable against Enbridge in accordance with its terms, subject to the qualification that (a) such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, and (b) such enforceability may be limited by general equitable principles.

7. Indemnification and Contribution.

(a) The Enbridge Entities agree, jointly and severally, to indemnify and hold harmless each Underwriter and its affiliates, its and their partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Free Writing Prospectus, the Final Prospectus, or the Registration Statement or in any amendment or supplement thereto, other than any Enbridge Information, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Disclosure Package and the Final Prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Enbridge Entities or Enbridge by or on behalf of such Underwriter expressly for use in connection therewith; provided, however, that the only information furnished in writing to the Enbridge Entities or Enbridge by or on behalf of the Underwriters are the statements noted in Section 13 hereof. The foregoing indemnity agreement shall be in addition to any liability that the Enbridge Entities may otherwise have.

(b) Enbridge agrees to indemnify and hold harmless each Underwriter and its affiliates, its and their partners, directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Enbridge Information in the Pricing Disclosure Package, any Issuer Free Writing Prospectus, the Final Prospectus, or the Registration Statement or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Disclosure Package and the Final Prospectus, in the light of the circumstances under which they were made), not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Enbridge Entities or Enbridge by or on behalf of such Underwriter expressly for use in connection therewith; provided, however, that the only information furnished in writing to the Enbridge Entities or Enbridge by or on behalf of the Underwriters are the statements noted in Section 13 hereof. The foregoing indemnity agreement shall be in addition to any liability that Enbridge may otherwise have.

(c) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act in respect of which indemnity may be sought against the Enbridge Entities or Enbridge, such Underwriter or such controlling person shall promptly notify the Company on behalf of the Enbridge Entities or Enbridge, as applicable, and the Enbridge Entities or Enbridge, as applicable, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriters and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Enbridge Entities or Enbridge, as applicable, has agreed in writing to pay such fees and expenses, (ii) the Enbridge Entities or Enbridge, as applicable, have failed to assume the defense and employ counsel reasonably satisfactory to the Underwriters or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and any or all of the Company, the Partnership or Enbridge, and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any or all of the Company, the Partnership or Enbridge, as the case may be, by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the applicable party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Enbridge Entities and Enbridge shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you, which firm shall be designated in writing by the Representatives, and that all such fees and expenses shall be reimbursed as they are incurred. Neither of the Enbridge Entities nor Enbridge shall be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, each of the Enbridge Entities and Enbridge agrees to indemnify and hold harmless any Underwriter, to the extent provided in the applicable preceding paragraph (a) or (b), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Enbridge Entities and Enbridge and their respective affiliates, and their directors, officers and employees, the directors and officers of Enbridge, the General Partner and of the Company and any person who controls either of the Enbridge Entities or Enbridge within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Enbridge Entities to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter to the Enbridge Entities or to Enbridge expressly for use in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus; provided, however, that the only information furnished in writing to the Enbridge Entities or to Enbridge by or on behalf of the Underwriters are the statements noted in Section 13 hereof. If any action, suit or proceeding shall be brought against any of the Company, the Partnership, any of the directors and officers of the General Partner and of the Company, or any such controlling person based on the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the Enbridge Entities and Enbridge by paragraph (c) above, and the Enbridge Entities, Enbridge the directors and officers of the General Partner and of the Enbridge Entities and Enbridge, and any such controlling person, shall have the rights and duties given to the Underwriters by paragraph (c) above. The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

(e) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a), (b) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Enbridge Entities and Enbridge, on the one hand, and the Underwriters on the other hand, from the offering of the Offered Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Enbridge Entities and Enbridge, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Enbridge Entities and Enbridge, on the one hand, and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Enbridge Entities and Enbridge, on the one hand, and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Enbridge Entities or Enbridge, on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Enbridge Entities, Enbridge and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Offered Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

(g) No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Enbridge Entities and Enbridge set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Enbridge Entities, the directors or officers of the General Partner and the Company, or any person controlling the Company, (ii) acceptance of any Offered Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to either of the Enbridge Entities or the directors or officers of the General Partner and the Company, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7. The term “successor,” as used in this Agreement, shall not include a purchaser from any Underwriter of any Shares in his status as a purchaser.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

(a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement, a post-effective amendment thereto or a new registration statement relating to the Offered Shares or the corresponding i-units to be declared effective before the offering of the Offered Shares may commence, the Registration Statement, such post-effective amendment or such new registration statement shall have become effective not later than 5:30 p.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you; all filings, if any, required by Rule 424 under the Act shall have been made in the manner and within the time period required by Rule 424(b) under the Act without reliance on Rule 424(b)(8); all filings required by Rule 433 under the Act shall have been timely made, and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Enbridge Entities, Enbridge or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, business, prospects, or results of operations of the Companies and the Operating Subsidiaries not contemplated by the Pricing Disclosure Package, that in the opinion of the Underwriters, would materially, adversely affect the market for the Offered Shares.

(c) You shall have received on the Closing Date an opinion of E. Chris Kaitson, Vice President—Law and Assistant Secretary of the Company, dated the Closing Date and addressed to you, to the effect that:

(i) Except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus, there is no action, proceeding or investigation pending or, to the best of such counsel’s knowledge after due inquiry, threatened against any of the Companies or the Operating Subsidiaries that in such counsel’s judgment could reasonably be expected to have a Material Adverse Effect;

(ii) Except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus, to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened against any of the Partnership, the Operating Partnership, the General Partner, the Company or Enbridge Pipelines (North Dakota) LLC by or before the FERC or on appeal from the FERC that, in such counsel’s judgment could reasonably be expected to have a Material Adverse Effect; and

(iii) None of the Companies or the Operating Subsidiaries is in violation of any term of (A) its partnership agreement, limited liability company agreement, or certificate of incorporation or by-laws or other organizational documents, as the case may be, (B) any other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or (C) to the best of such counsel’s knowledge after due inquiry, any applicable order, judgment or decree of any court, arbitrator or governmental authority to which any of the Companies or the Operating Subsidiaries is a named party, which violations, individually or in the aggregate, in the judgment of such counsel, could reasonably be expected to have a Material Adverse Effect or to adversely impact the enforceability or validity of this Agreement.

(d) You shall have received on the Closing Date an opinion of Fulbright & Jaworski LLP, counsel for the Enbridge Entities and for Enbridge, dated the Closing Date and addressed to you, to the effect that:

(i) Each of the Companies and each of the Material Subsidiaries listed on Schedule IIIB(i) hereto is a corporation, limited partnership or limited liability company, as the case may be, duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, with full corporate, limited partnership or limited liability company power and authority, as the case may be, to own and lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Prospectus and, in the case of the General Partner, to act as the general partner of the Partnership.

(ii) Enbridge Pipelines Inc. is the record owner of all of the issued and outstanding shares of capital stock of the General Partner.

(iii) The authorized and outstanding Shares are as set forth under the caption “Prospectus Supplement Summary – Organizational Structure” in the Preliminary Prospectus and the Final Prospectus.

(iv) The General Partner is the sole general partner of the Partnership. As of the Closing Date, without giving effect to the issuance of the i-units to be purchased with the proceeds of the Offered Shares, the capitalization of the Partnership consists of (a) 262,033,928 Common Units, consisting of 254,208,428 Class A Common Units and 7,825,500 Class B Common Units, all of which Class B Common Units are owned of record and, to such counsel’s knowledge, beneficially by the General Partner, (b) 48,000,000 Series 1 Preferred Units representing limited partner interests in the Partnership, all of which are owned of record and, to such counsel’s knowledge, beneficially by the General Partner, (c) a 2% general partner interest, which is owned of record and, to such counsel’s knowledge, beneficially by the General Partner, and (d) 54,155,423.745989 i-units, all of which are owned of record and, to such counsel’s knowledge, beneficially by the Company. The i-units that are owned by the Company, the 2% general partner interest that is owned by the General Partner and the shares representing voting limited liability company interests in the Company that are owned by the General Partner are each owned free and clear, to such counsel’s knowledge, of any

Lien (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company or the General Partner as a debtor is on file in the Office of the Secretary of State of the State of Delaware or (ii) in each case other than (x) those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware General Corporation Law (the “DGCL”), (y) Liens as are not, individually or in the aggregate, material to such ownership interest or (z) as described in the Pricing Disclosure Package and the Final Prospectus. As of the Closing Date, without giving effect to the issuance of the Firm Shares, the capitalization of the Company consists of 54,155,419.027650 Shares with limited voting rights and 4.718339 voting shares, which voting shares are owned of record and, to such counsel’s knowledge, beneficially by the General Partner. To such counsel’s knowledge, the securities described in the second and fourth sentences of this paragraph are the only equity securities of the Partnership and the Company that are issued and outstanding. The Class A Common Units, Class B Common Units, Series 1 Preferred Units and i-units of the Partnership and the voting Shares of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, except as such non-assessability may be affected by the Delaware Act or the Delaware LLC Act.

(v) The general partner interest in the Partnership has been duly and validly authorized and issued and fully paid.

(vi) The outstanding limited liability company interests and partnership interests, as applicable, of each of the Material Subsidiaries listed on Schedule IIIB(i) hereto and 100% of the Series LH partnership interests of the Operating Partnership, 33.33% of the Series AC partnership interests of the Operating Partnership, 25% of the Series EA partnership interests of the Operating Partnership, and 25% of the Series ME partnership interests of the Operating Partnership are owned of record and, to such counsel’s knowledge, beneficially by the Partnership, directly or indirectly, through one or more of its wholly owned subsidiaries, free and clear, to such counsel’s knowledge, of any Lien (i) in respect of which a financing statement under the Uniform Commercial Code of the state of formation of such entities listed on Schedule IIIB hereto naming any such entity as a debtor is on file in the office of the secretary of the state of formation of such entities or (ii) in each case other than (x) those created by or arising under the Delaware LLC Act, the Delaware Act or the Texas Business Organizations Code (the “TBOC”), as applicable, (y) Liens as are not, individually or in the aggregate, material to such ownership interest or (z) as described in the Pricing Disclosure Package and the Final Prospectus. All of the limited liability company interests and partnership interests, as applicable, of each of the Material Subsidiaries listed on Schedule IIIB hereto have been duly and validly authorized and issued and, except with respect to any general partner interest, are nonassessable, except as such non-assessability may be affected by the Delaware LLC Act, the Delaware Act or the TBOC. To such counsel’s knowledge, none of the outstanding limited liability company interests or partnership interests, as the case may be, of any of the Material Subsidiaries listed on Schedule IIIB hereto was issued in violation of any preemptive rights of any holder of any security or other interest issued by such entities.

(vii) The Offered Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized by the Company, and the i-units to be purchased by the Company with the net proceeds from the Offered Shares (the “corresponding i-units”) have been duly authorized by the Partnership and, when issued and with respect to the Offered Shares, delivered to the Underwriters against payment therefor in accordance with the terms hereof, and with respect to the corresponding i-units, delivered to the Company against payment therefor in accordance with the terms of the LLC Agreement, each of the Offered Shares and the corresponding i-units will be validly issued, fully paid and nonassessable (except as such non-assessibility may be affected by the matters described in the Delaware LLC Act or the Delaware Act), and free of any preemptive or similar rights (except for any required Capital Contributions to the Partnership to be made by the General Partner pursuant to Section 4.4(c) of the Partnership Agreement) that entitle or will entitle any person to acquire any limited liability company interest in the Company or any partnership interest in the Partnership, upon the issuance thereof by the Company or by the Partnership, respectively, arising under the LLC Agreement, the Partnership Agreement or, to the knowledge of such counsel without any independent investigation, any other agreement to which the Company or the Partnership is a party or by which either of them is bound, and the Underwriters will acquire the Offered Shares, and the Company will acquire the corresponding i-units, free and clear of any liens, encumbrances, security interests, charges or claims of record known (based solely upon its participation as counsel in matters relating to the offering of the Offered Shares and the corresponding i-units and without having conducted an independent investigation) to such counsel, except as created by this Agreement or the Underwriters or any person who acquires an interest in the Offered Shares through the Underwriters or as provided by the Delaware LLC Act or the Delaware Act.

(viii) The Registration Statement and all post-effective amendments thereto, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

(ix) Each of the Enbridge Entities has the limited partnership or limited liability company, as the case may be, power and authority to enter into and perform its obligations under this Agreement. The Company has the limited liability company power and authority to issue, sell and deliver the Offered Shares to the Underwriters as provided herein, and the Partnership has the limited partnership power and authority to issue the corresponding i-units to the Company.

(x) This Agreement has been duly authorized, executed and delivered by each of the Enbridge Entities.

(xi) None of the offer, sale or delivery of the Offered Shares by the Company, the issuance of the corresponding i-units by the Partnership or the execution, delivery or performance of this Agreement by the Enbridge Entities, or compliance by the Enbridge Entities with the provisions hereof nor consummation by the Enbridge Entities of the transactions contemplated hereby violate the LLC Agreement or constitute a breach of, or default under, any agreement, indenture, lease or other instrument to which any of the Companies or the Material Subsidiaries is a party or by which any of them may be bound or to which any of their respective properties is subject that is an exhibit to the EEQ/EEP Registration Statement or to any of the Enbridge Entities’ Incorporated Documents, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable federal and state securities and Blue Sky laws) applicable to any of them, or any judgment, injunction, order or decree to which any of the Companies or the Material Subsidiaries is a named party and which has been specifically identified to such counsel in a certificate signed by an authorized officer of the Company, excluding in each case (other than with respect to the LLC Agreement or the Partnership Agreement) any breaches, defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect. Except for the rights of the General Partner and its Affiliates (as such term is defined in the Partnership Agreement and used in Section 6.14 of the Partnership Agreement), to such counsel’s knowledge, none of the filing of the EEQ/EEP Registration Statement, the offering and sale of the Offered Shares as contemplated by this Agreement or the issuance of the corresponding i-units gives rise to any rights for or relating to the registration of any interests in or securities of the Company, the Partnership or the Material Subsidiaries.

(xii) No approval, authorization, consent, waiver, notice or order of, or filing with, or other action by, any court or any governmental authority is required to be obtained or made by either of the Enbridge Entities under the Delaware LLC Act, the Delaware Act, Texas law, the contract laws of the State of New York, or United States federal law for the valid offering and sale of the Offered Shares by the Company to the Underwriters as contemplated by this Agreement, the issuance of the corresponding i-units by the Partnership, the execution and delivery of this Agreement by the Company and the Partnership, or the incurrence or performance of the Company’s or the Partnership’s obligations hereunder and thereunder, except (a) such as may be required under Blue Sky laws, as to which such counsel need not express an opinion, and (b) such others as have been obtained or taken and are in full force and effect.

(xiii) The Registration Statement, the Pricing Disclosure Package and the Final Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express any opinion), other than the Incorporated Documents, comply as to form in all material respects with the requirements of the Act; and each of the Enbridge Entities’ Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended.

(xiv) The Offered Shares and the corresponding i-units, when issued and delivered, in accordance with the terms of the LLC Agreement, the Partnership Agreement and this Agreement, as applicable, against payment therefor as provided herein and therein, conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Prospectus.

(xv) To the knowledge of such counsel, (i) other than as described or contemplated in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending or threatened against any of the Companies, or to which any of the Companies or the Operating Subsidiaries, or to which any of their property, is subject, which are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus, and (ii) there are no agreements, contracts, indentures, leases or other instruments to which the Company, the Partnership, or any Operating Subsidiary is a party that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Final Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be.

(xvi) The LLC Agreement has been duly authorized, executed and delivered and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, subject to the qualifications that (a) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, (b) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (c) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles, and (d) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

(xvii) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, subject to the qualifications that (a) the enforceability of such document may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally, (b) the enforceability of such document may be limited by public policy, applicable law relating to fiduciary duties and the judicial imposition of an implied covenant of good faith and fair dealing, (c) the enforceability of equitable rights and remedies provided for in such document is subject to equitable defenses and judicial discretion, and the enforceability of such document may be limited by general equitable principles, and (d) the enforceability of the indemnity and contribution provisions of such document may be limited by federal and state securities laws.

(xviii) None of the Companies or the Operating Subsidiaries is, or after giving effect to the use of proceeds from the sale by the Company of the Offered Shares under this Agreement as set forth under the caption “Use of Proceeds” in the Final Prospectus or the issuance by the Partnership of the corresponding i-units, will be an “Investment Company” as that term is defined in the Investment Company Act or is required to register as an “Investment Company” under the Investment Company Act.

(xix) To the knowledge of such counsel and without in any manner having conducted an investigation, there are no material legal or governmental proceedings pending or threatened against any of the Companies or the Operating Subsidiaries (other than any proceedings with respect to the Partnership’s liquids pipeline operations, as to which such counsel need not express any opinion) by or before the U.S. Federal Energy Regulatory Commission (the “FERC”) or on appeal from the FERC, except as set forth in or contemplated by the Pricing Disclosure Package and the Final Prospectus.

(xx) The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus under the captions “Description of Our Listed Shares” and “Description of the I-Units”, insofar as they purport to constitute a summary of the terms of the Shares and the corresponding i-units, are accurate and complete in all material respects.

Such counsel shall state that the tax opinion of such counsel relating to the Offered Shares filed prior to the Closing Date as an exhibit to a Current Report on Form 8-K of the Company is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

Such counsel shall also state that, although such counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, such counsel has reviewed and is familiar with the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and such counsel has participated in conferences with officers and other representatives of the Company, Enbridge, the General Partner and the Partnership, representatives of the independent registered public accounting firm of each of the Enbridge Entities and of Enbridge and you and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Final Prospectus and related matters (including review and discussion of the contents of all Incorporated Documents) were discussed, and no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of the Applicable Time and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Final Prospectus (other than the financial statements and the notes thereto and the schedules and other financial data included therein, as to which such counsel need not express an opinion), as of its issue date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, such counsel may (1) rely in respect of factual matters upon representations and warranties of the Companies and Enbridge set forth herein and certificates of officers of the Companies and Enbridge and upon information obtained from public officials, upon opinions of other counsel issued in connection with the offering of the Offered Shares and the corresponding issuance of the i-units pursuant to the Pricing Disclosure Package and the Final Prospectus and other sources believed by such counsel to be responsible, (2) assume that the certificates for the Offered Shares and for the i-units conform to the specimens thereof examined by them and have been duly countersigned by a transfer agent and duly registered by a registrar of the Shares and the i-units and that the signatures on all documents examined by such counsel are genuine, which assumptions they may state they have not independently verified, (3) state that their opinion is limited to Texas law, federal laws of the United States, the Delaware Act, the DGCL, the Delaware LLC Act and New York law, in each case exclusive of the law addressed in the legal opinions rendered by counsel referred to in clauses (e) and (f) of this Section 8, (4) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the Company, the Partnership, or the Operating Subsidiaries may be subject and (5) state that their opinion is furnished as counsel for the Enbridge Entities and for Enbridge to you, and is solely for the benefit of the several Underwriters.

(e) Fraser Trebilcock Davis and Dunlap, P.C., acting as special local counsel for the Enbridge Entities and the Operating Partnership with respect to the State of Michigan, shall have furnished to you, its written opinion or opinions, dated as of the Closing Date in form and substance satisfactory to you, to the effect that:

(i) Neither the offer, sale or delivery of the Offered Shares, the issuance of the corresponding i-units, the execution, delivery or performance of this Agreement, the compliance by the Enbridge Entities with the provisions hereof nor consummation by the Enbridge Entities of the transactions contemplated hereby will result in any violation of any existing Michigan law or regulation, ruling, judgment, injunction, order or decree (assuming compliance with all applicable state securities and Blue Sky laws). None of the foregoing will cause a violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order, or decree known to such counsel of any Michigan court or Michigan agency applicable to any of the Company, the Partnership, the Operating Partnership, or any of their respective properties located in Michigan.

(ii) No consent, approval, authorization, order, registration or qualification of or with any Michigan governmental agency or Michigan instrumentality governing (A) oil pipelines generally or (B) the issuance of securities by entities owning oil pipelines, or, to such counsel’s knowledge, based solely upon its participation as special counsel in matters relating to the offering and sale of the Offered Shares or the issuance of the corresponding i-units pursuant to the Pricing Disclosure Package and the Final Prospectus and without in any manner having conducted an independent investigation, any other governmental agency or instrumentality of Michigan having jurisdiction over the Company, the Partnership, the Operating Partnership or any of their respective properties, is required for the offering or sale of the Offered Shares by the Company or the issuance of the corresponding i-units, except such consents, approvals, authorizations, orders, registrations or qualifications (1) as have been obtained, (2) as may be required under federal or state securities or Blue Sky laws, (3) that, if not obtained, would not, individually or in the aggregate, have a material adverse effect upon the ability of the Company, the Partnership and the Operating Partnership (taken as a whole) to conduct their respective businesses substantially in accordance with the past practice of each, or (4) as set forth or contemplated in the Pricing Disclosure Package and the Final Prospectus.

(f) You shall have received on the Closing Date an opinion of Steptoe & Johnson, special FERC counsel for the Company, the Partnership and the Operating Partnership, dated the Closing Date and addressed to you, to the effect that no consent, approval, authorization, order, registration or qualification of or with the FERC with respect to the Partnership’s or the Operating Partnership’s liquids pipeline operations is required for the issuance of the Offered Shares or the corresponding i-units, the offer and sale of the Offered Shares by the Company or the execution, delivery and performance of this Agreement.

(g) McCarthy Tetrault LLP, Canadian counsel to the Enbridge Entities and to Enbridge, shall have furnished to you, its written opinion or opinions, dated as of the Closing Date, in form and substance satisfactory to you, to the effect that:

(i) Enbridge is a corporation duly incorporated and validly existing under the laws of Canada, with full corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

(ii) As of the Closing Date, the authorized capitalization of Enbridge consists of an unlimited number of common shares and an unlimited number of preference shares issuable in series, of which each of the series as set forth on Schedule IV has been created.

(iii) To the knowledge of such counsel and other than as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending or threatened to which Enbridge or any of its subsidiaries is a party or of which any of their respective property is subject, which requires or would require the filing of a Form 51-102 F3 Material Changes Report under Part 7 of National Instrument 51-102 Continuous Disclosure Obligations which has not been duly filed.

(iv) All necessary corporate action has been taken by Enbridge to authorize the execution and delivery of this Agreement. This Agreement has been duly executed by Enbridge in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and Enbridge has all necessary corporate power and authority to consummate the transactions contemplated by this Agreement.

(v) Neither the execution, delivery or performance of this Agreement by Enbridge or compliance by Enbridge with the provisions hereof, nor consummation by Enbridge of the transactions contemplated hereby will: (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the documents listed as Exhibit A to such opinion; (ii) result in any violation of the provisions of the articles of incorporation or bylaws of Enbridge as they exist on the date of this Agreement; (iii) breach or otherwise violate an existing obligation of Enbridge under any existing court or administrative order, judgment or decree of which such counsel has knowledge; or (iv) violate any applicable provisions of the laws of the Province of Alberta or the federal laws of Canada applicable therein.

(vi) No consent, approval, registration, qualification, authorization or order, or filing with, any governmental agency or other governmental instrumentality of Canada or the province of Alberta is required for the performance by Enbridge of its obligations under this Agreement except in each case as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the financial position, results of operations, business or prospects of Enbridge and its subsidiaries, taken as a whole.

(h) You shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date, with respect to such matters as the Underwriters may request.

(i) You shall have received letters addressed to you and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent registered public accounting firm, substantially in the forms heretofore approved by you relating to the Enbridge Entities and to Enbridge.

(j) No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Pricing Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of any of the Companies or Enbridge, shall be threatened by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capitalization of the Company, the Partnership or Enbridge nor any material increase in the short-term or long-term debt of the Company, the Partnership or Enbridge (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Pricing Disclosure Package; (iii) none of the Companies shall have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the General Partner, the Partnership, the Company and the Operating Subsidiaries (taken as a whole), other than those reflected in the Registration Statement or the Pricing Disclosure Package; and (iv) all the representations and warranties of the Enbridge Entities and Enbridge contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer (or such other officers as are acceptable to you) of the Company and Enbridge, to the effect set forth in this Section 8(j) and in Section 8(k) hereof and with respect to the foreign qualifications of the Companies and the Material Subsidiaries.

(k) Neither of the Enbridge Entities nor Enbridge shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(l) Prior to the Closing Date, the Offered Shares shall have been listed, subject only to official notice of issuance, on the NYSE.

(m) Each of the Company, the Partnership and the General Partner shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested that are customary in closing transactions of the nature contemplated by this Agreement.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters.

Any certificate or document signed by any officer of Enbridge, the General Partner or of the Company, whether on behalf of itself or the Partnership, and delivered to you or to counsel for the Underwriters, shall be deemed a representation and warranty by Enbridge, the Company or Partnership, as the case may be, to the Underwriters as to the statements made therein.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, the opinions, letters and certificates called for by paragraphs (c) through (i) and (m) shall be revised to reflect the sale of Additional Shares and, if any Option Closing Date is other than the Closing Date, dated the Option Closing Date in question.

9. Expenses. The Enbridge Entities agree, jointly and severally, to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Final Prospectus, the Pricing Disclosure Package, each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges, charges for counting and packaging and charges relating to electronic delivery) of such copies of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Offered Shares; (iii) the preparation, printing, authentication, issuance and delivery of the Offered Shares and the corresponding i-units; (iv) the printing (or reproduction) and delivery of this Agreement, any preliminary or supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Shares; (v) the listing of the Offered Shares on the NYSE; (vi) the registration or qualification of the Offered Shares for offering and sale under the securities or Blue Sky laws of the several states as provided in Section 5A(g) hereof, if required (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of any preliminary or supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with FINRA; (viii) the transportation and lodging expenses incurred by or on behalf of representatives of the Enbridge Entities in connection with any presentations to prospective purchasers of the Offered Shares; (ix) the fees and expenses of the accountants for the Companies and Enbridge; (x) the fees and expenses of counsel for the Companies and Enbridge; and (xi) any fees payable to DTC in connection with the Offered Shares being book-entry only securities.

10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Offered Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been given by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Enbridge Entities or Enbridge by notifying the Representatives, or by the Representatives by notifying the Enbridge Entities and Enbridge.

11. Non-Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Offered Shares that it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Offered Shares that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one tenth of the aggregate number of the Offered Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion that the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with the Master Agreement Among Underwriters relating to the offering of the Offered Shares, to purchase the Offered Shares that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Offered Shares that it or they are obligated to purchase on the Closing Date and the aggregate number of Offered Shares with respect to which such default occurs is more than one tenth of the aggregate number of Offered Shares that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Enbridge Entities for the purchase of such Offered Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Enbridge Entities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case that does not result in termination of this Agreement, either you or the Enbridge Entities shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Enbridge Entities, purchases Offered Shares that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under Section 10 or this Section 11 may be made by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

12. Termination of Agreement. This Agreement shall be subject to termination in the Representatives’ absolute discretion, without liability on the part of any Underwriter to either of the Enbridge Entities or to Enbridge if at or prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be; (i) there has been, since the Applicable Time, the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package and the Final Prospectus, any material adverse change in the financial position, results of operations, business or prospects of the Partnership, the Company and the Operating Subsidiaries (taken as a whole), whether or not arising in the ordinary course of business; (ii) trading in the Class A Common Units of the Partnership or the Shares in the Company shall be suspended or subject to any restriction or limitation not in effect on the date of this Agreement; (iii) trading in securities generally on the NYSE, the NYSE Amex Equities or The Nasdaq Stock Market shall have been suspended or materially limited; (iv) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities or there shall have been a material disruption in commercial banking or securities settlement or clearance services in the United States; or (v) there shall have occurred any material adverse change in the financial markets in the United States or Canada, any outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the Representatives’ judgment, impracticable or inadvisable to commence or continue the offering or delivery of the Offered Shares on the terms and in the manner contemplated by the Registration Statement, the Pricing Disclosure Package and as set forth on the cover page of the Final Prospectus or to enforce contracts for the resale of the Offered Shares by the Underwriters. Notice of such termination shall be promptly given to the Company and to Enbridge by telecopy or telephone and shall be subsequently confirmed by letter.

13. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page and the statements in the (i) fifth, eighth, eleventh and twelfth paragraphs under the caption “Underwriting” in each of the Preliminary Prospectus and the Final Prospectus, in each of the Preliminary Prospectus and the Final Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(a), 6(c) and 7 hereof.

14. Notice. Except as otherwise provided in Sections 5, 10, 11 and 12 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or the Partnership, at the office of the General Partner, at 1100 Louisiana, Suite 3300, Houston, Texas 77002, Attention: E. Chris Kaitson, Assistant Secretary; or (ii) if to the Underwriters, Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile number (212) 622-8358, Attention: Equity Syndicate Desk; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department.

15. Parties. This Agreement has been and is made solely for the benefit of the several Underwriters, the Enbridge Entities, the directors and officers of the General Partner and the Company, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Offered Shares in his status as such purchaser.

16. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Counterparts. This Agreement may be signed in various counterparts, which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of Enbridge, the General Partner and the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of Enbridge or the Companies, and shall survive delivery of the Offered Shares to the Underwriters.

20. Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of Enbridge and the Enbridge Entities consents to the jurisdiction of such courts and personal service with respect thereto. Each of Enbridge and the Enbridge Entities hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters, Enbridge and the Enbridge Entities (on their own behalf and, to the extent permitted by applicable law, on behalf of their equityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of Enbridge and the Enbridge Entities agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon Enbridge or such Enbridge Entity, and may be enforced in any other courts to the jurisdiction of which Enbridge, the Company or the Partnership is or may be subject, by suit upon such judgment.

21. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder by Enbridge that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, including any obligation by Enbridge as an indemnifying party under Section 7(b), Enbridge will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of Enbridge and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

22. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Enbridge Entities and Enbridge, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement among the Partnership, the Company, Enbridge and the several Underwriters.

Very truly yours,

ENBRIDGE ENERGY MANAGEMENT, L.L.C.

By:	/s/ Mark A. Maki
	Name:	Mark A. Maki
	Title:	President

ENBRIDGE ENERGY PARTNERS, L.P.

By:	Enbridge Energy Management, L.L.C.,
as delegate of
Enbridge Energy Company, Inc.,
as General Partner

By:	/s/ Mark A. Maki
	Name:	Mark A. Maki
	Title:	President

ENBRIDGE INC.

By:	/s/ Colin K. Gruending
	Name:	Colin K. Gruending
	Title:	Vice President, Treasury and Tax

By:	/s/ Wanda Opheim
	Name:	Wanda Opheim
	Title:	Vice President, Corporate Development and Planning

Signature Page to Underwriting Agreement

Confirmed as of the date first above mentioned on behalf of the several Underwriters named in Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jordan Kozar
Name: Jordan Kozar
Title: Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Benjamin Burdett
Name: Benjamin Burdett
Title: Vice President

MORGAN STANLEY & CO. LLC

By:	/s/ Alice Vilma
Name: Alice Vilma
Title: Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

Name of Underwriter	Number of Firm Shares
Citigroup Global Markets Inc.	960,000
J.P. Morgan Securities LLC	960,000
Morgan Stanley & Co. LLC	960,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	640,000
Barclays Capital Inc.	640,000
Credit Suisse Securities (USA) LLC	640,000
Deutsche Bank Securities Inc.	640,000
Goldman, Sachs & Co.	640,000
RBC Capital Markets, LLC	640,000
UBS Securities LLC	640,000
Wells Fargo Securities, LLC	640,000
Total	8,000,000

I-1

SCHEDULE II

Number of Firm Shares: 8,000,000

As to each investor, the price per share paid shall be the price paid by such investor.

Schedule IIIA-2

SCHEDULE IIIA

OPERATING SUBSIDIARIES

Wholly Owned Subsidiaries

Entity	Jurisdiction of Organization
ELTM, L.P.	Delaware
Enbridge Energy Marketing, L.L.C.	Delaware
Enbridge G & P (East Texas) L.P.	Texas
Enbridge G & P (North Texas) L.P.	Texas
Enbridge G & P (Oklahoma) L.P.	Texas
Enbridge Gathering (North Texas) L.P.	Texas
Enbridge Holdings (Texas Systems) L.L.C.	Delaware
Enbridge Liquids Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (North Texas) L.P.	Delaware
Enbridge Marketing (U.S.) L.L.C.	Delaware
Enbridge Marketing (U.S.) L.P.	Texas
Enbridge Partners Risk Management, L.P.	Delaware
Enbridge Pipelines (Bakken) L.L.C.	Delaware
Enbridge Pipelines (Bakken) L.P.	Delaware
Enbridge Pipelines (East Texas) L.P.	Texas
Enbridge Pipelines (Lakehead) L.L.C.	Delaware
Enbridge Pipelines (Louisiana Liquids) L.L.C.	Delaware
Enbridge Pipelines (North Dakota) LLC	Delaware
Enbridge Pipelines (North Texas) L.P.	Texas
Enbridge Pipelines (Oklahoma Transmission) L.L.C.	Delaware
Enbridge Pipelines (Ozark) L.L.C.	Delaware
Enbridge Pipelines (Texas Gathering) L.P.	Delaware

Schedule IIIA-1

Entity	Jurisdiction of Organization
Enbridge Pipelines (Texas Intrastate) L.P.	Texas
Enbridge Pipelines (Texas Liquids) L.P.	Texas
Enbridge Pipelines (Wisconsin) Inc.	Wisconsin
Enbridge Rail (North Dakota) L.P.	Delaware
Enbridge Storage (Cushing) L.L.C.	Delaware
Enbridge Storage (North Dakota) L.L.C.	Delaware
H&W Pipeline, L.L.C.	Alabama
Midcoast Energy Partners, L.P.	Delaware
Midcoast Holdings, L.L.C.	Delaware
Midcoast OLP GP, L.L.C.	Delaware
Midcoast Operating, L.P.	Texas
Tri-State Holdings, LLC	Michigan

Non-Wholly Owned Subsidiaries

Entity	Jurisdiction of Organization
Enbridge Energy, Limited Partnership[1]	Delaware
Texas Express Gathering LLC[2]	Delaware
Texas Express Pipeline LLC[2]	Delaware

[1]	The Partnership owns, directly or indirectly, 100% of the Series LH partnership interests, 33.33% of the Series AC partnership interests, 25% of the Series EA partnership interests and 25% of the Series ME partnership interests of Enbridge Energy, Limited Partnership.
[2]	The Partnership owns 35% membership interest of Texas Express Gathering LLC and Texas Express Pipeline LLC.

Schedule IIIA-2

SCHEDULE IIIB

MATERIAL SUBSIDIARIES

(i) Wholly-Owned Subsidiaries

Entity	Jurisdiction of Organization
Midcoast Operating, L.P.	Texas
Enbridge Pipelines (North Dakota) LLC	Delaware
Enbridge Pipelines (Texas Gathering) L.P.	Delaware

(ii) Non-Wholly Owned Subsidiaries

Enbridge Energy, Limited Partnership	Delaware

Schedule IIIB-1

SCHEDULE IV

SERIES OF PREFERENCE SHARES OF ENBRIDGE INC.

Series Name	Number of Shares (in millions)
Preference Shares, Series A	5
Preference Shares, Series B	20
Preference Shares, Series D	18
Preference Shares, Series F	20
Preference Shares, Series H	14
Preference Shares, Series J	8
Preference Shares, Series L	16
Preference Shares, Series N	18
Preference Shares, Series P	16
Preference Shares, Series R	16
Preference Shares, Series 1	16
Preference Shares, Series 3	24

Schedule IV-1